Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FOURTH QUARTER EARNINGS UP 41.9%

•	4Q07 Earnings Per Share Increased 6% to $0.53 (diluted)

•	Record Annual Earnings

HOUSTON, January 25, 2008. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported earnings for the quarter ended December 31, 2007. Net income for the quarter was $23.565 million or $0.53 per diluted common share, an increase in net income of $6.963 million or 41.9%, compared with $16.602 million or $0.50 per diluted common share for the same period in the prior year. Prosperity also reported record annual net earnings for 2007 of $90.6 million, or $2.09 per diluted common share, up 46.8% from 2006 net earnings of $61.7 million and up 7.7% from 2006 diluted earnings per share of $1.94.

Prosperity completed its acquisition of The Bank of Navasota on August 31, 2007. Prosperity also completed its acquisition of Texas United Bancshares, Inc. and its subsidiaries State Bank, Gateway National Bank, GNB Financial, n.a. and Northwest Bank (collectively, TXUI) on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am pleased to report another year of record earnings,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “I am proud of our team and our performance during this volatile environment. Our team of real bankers are winning business and building relationships daily.”

“During the recent downward market and credit challenges, we have maintained our sound credit underwriting, and, while our non-performing assets are currently elevated from our past reports, we are pleased with the progress we have made in improving the credit quality of the assets acquired in our most recent acquisitions. We engage in traditional loan underwriting and securities investing, and do not participate in subprime mortgage or other high-risk lending activities such as factoring or purchasing shared national credits in our loan or securities portfolios. Additionally, we do not use off-balance sheet financing, which can result in solvency and liquidity issues,” added Zalman.

The recent market volatility and turmoil in the credit markets, coupled with the issuance by Fannie Mae and Freddie Mac of higher yielding preferred securities, have resulted in a decrease in the market value of the Fannie Mae and Freddie Mac preferred stocks Prosperity holds. In connection with Prosperity’s regular review of its marketable securities, Prosperity is continuing to review additional data related to this decrease, and as discussed in more detail in this release, if Prosperity determines that the preferred stocks are other-than-temporary impaired, it will be required to take an after-tax non-cash impairment charge of $6.5 million as of December 31, 2007. Such a charge would decrease net income, earnings per share and the related ratios for both the three and twelve month periods ended December 31, 2007 but would have no effect on shareholders’ equity, tangible equity or regulatory capital.

Results of operations for the three months ended December 31, 2007

For the three months ended December 31, 2007, net income was $23.565 million compared with $16.602 million for the same period in 2006. Net income per diluted common share was $0.53 for the three months ended December 31, 2007 compared with $0.50 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2007 were 1.52%, 8.40% and 28.73%, respectively. Prosperity’s efficiency ratio was 45.45% for the three months ended December 31, 2007.

Net interest income before provision for credit losses for the quarter ended December 31, 2007 increased 41.8%, to $51.634 million compared with $36.406 million during the same period in 2006. The increase was attributable primarily to a 30.7% increase in average earning assets, which was mostly due to the TXUI and Navasota acquisitions and internal growth.

Non-interest income increased $5.007 million or 60.8% to $13.248 million for the three months ended December 31, 2007 compared with $8.241 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January and August 2007. Linked quarter non-interest income decreased $911,000 or 6.4% primarily due to a decrease in net gain on sale of assets of $555,000.

Non-interest expense increased $10.246 million or 53.4% to $29.438 million for the fourth quarter of 2007 compared with $19.192 million for the same period in 2006. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January and August 2007. Linked quarter non-interest expense decreased $649,000 or 2.2%.

The annualized net interest margin (tax equivalent) was 4.12% for the quarter ended December 31, 2007 compared with 3.79% for the quarter ended December 31, 2006 and 4.07% for the quarter ended September 30, 2007.

Loans at December 31, 2007 were $3.143 billion, an increase of $966.4 million or 44.4% compared with $2.177 billion at December 31, 2006. As reflected in the table below, linked quarter loan growth for the fourth quarter of 2007 was impacted by a decrease in the loans acquired as a part of the TXUI and Navasota acquisitions. Excluding the loans acquired as a part of these acquisitions, linked quarter loans increased by $48.3 million or 9.2% on an annualized basis.

Deposits at December 31, 2007 were $4.966 billion, an increase of $1.241 billion or 33.3% compared with $3.726 billion at December 31, 2006. As reflected in the table below, linked quarter deposit growth for the fourth quarter of 2007 was impacted by an overall decrease in the deposits assumed as a part of the TXUI and Navasota acquisitions. Excluding deposits assumed as a part of these acquisitions, linked quarter deposits increased by $192.3 million or 5.4%.

	Dec 31, 2007	Sept 30, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end) (In Thousands)

Loans:
Acquired with Texas United Bancshares, Inc.	$959,949	$989,705	$0
Acquired with Bank of Navasota	27,641	30,800	0
All other	2,155,381	2,107,050	2,176,507

Total Loans	$3,142,971	$3,127,555	$2,176,507

Deposits:
Assumed with Texas United Bancshares, Inc.	$1,154,486	$1,165,277	$0
Assumed with Bank of Navasota	61,447	60,526	0
All other	3,750,474	3,558,211	3,725,678

Total Deposits	$4,966,407	$4,784,014	$3,725,678

Average loans increased 42.3% or $933.1 million to $3.137 billion for the quarter ended December 31, 2007 compared with $2.203 billion for the same period of 2006. The provision for credit losses was $120 thousand for the three months ended December 31, 2007 and $144 thousand for the three months ended December 31, 2006. Average deposits increased 31.6% or $1.149 billion to $4.785 billion for the quarter ended December 31, 2007 compared with $3.636 billion for the same period of 2006.

Net charge-offs were 0.10% of average loans for the quarter ending December 31, 2007 and 0.01% of average loans for the quarter ending December 31, 2006. At December 31, 2007, the allowance for credit losses was 1.04% of total loans, compared with 1.10% at December 31, 2006 and 1.14% as of September 30, 2007.

Non-performing assets totaled $15.390 million or 0.30% of average earning assets at December 31, 2007 compared with $1.120 million or 0.03% of average earning assets at December 31, 2006. The non-performing assets at December 31, 2007 consisted of ninety-two (92) separate credits or ORE properties. We continue to move quickly to resolve problem assets. As of today, fifteen (15) credits representing approximately $4.1 million of the non-performing assets as of December 31, 2007 have been sold, are under contract to be sold, have been paid off or are otherwise resolved.

Results of operations for the twelve months ended December 31, 2007

For the twelve months ended December 31, 2007, net income was $90.635 million compared with $61.725 million for the same period in 2006. Net income per diluted common share was $2.09 for the twelve months ended December 31, 2007 compared with $1.94 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2007 were 1.49%, 8.72% and 32.34%, respectively. Prosperity’s efficiency ratio was 46.29% for the twelve months ended December 31, 2007.

Net interest income before provision for credit losses for the twelve months ended December 31, 2007 increased $62.290 million or 45.1% to $200.435 million compared with $138.145 million during the same period in 2006. The increase was attributable primarily to a 36.2% increase in average earning assets due to the acquisitions completed in January and August 2007, and April 2006.

Non-interest income increased $18.941 million or 55.7% to $52.923 million for the twelve months ended December 31, 2007 compared with $33.982 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January and August 2007, and April 2006.

Non-interest expense increased $39.199 million or 50.5% to $116.868 million for the first twelve months of 2007 compared with $77.669 million for the same period in 2006. The increase in non-interest expense was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January and August 2007, and April 2006.

At December 31, 2007, Prosperity had $6.376 billion in total assets, $3.143 billion in loans, $4.966 billion in deposits, and approximately 320,000 deposit and loan accounts. Assets, loans and deposits at December 31, 2007 grew by 39.0%, 44.4% and 33.3%, respectively, compared with December 31, 2006.

Review of Possible Other than Temporary Impairment in Securities Portfolio

Prosperity currently owns $15 million in Fannie Mae preferred stock and $9 million in Freddie Mac preferred stock in its available-for-sale securities portfolio. The Fannie Mae and Freddie Mac preferred stocks are investment grade, variable rate securities, with a current tax equivalent yield of 6.28% for the Fannie Mae preferred stock and 4.93% for the Freddie Mac preferred stock, and are rated AA- by S&P and Aa3 by Moody’s. The rate on the Freddie Mac preferred stock resets every five years, with the next reset date in December 2009, and the Fannie Mae preferred stock resets every two years, with the next reset date in March 2008.

As previously mentioned, the market value of the Fannie Mae and Freddie Mac preferred stocks Prosperity holds have decreased. However, the preferred stocks continue to perform according to their contractual terms and all dividend payments are current. Prior to recent events, the market value of these preferred stocks moved in accordance with market rates, with some price deviation due to recent events at Fannie Mae and Freddie Mac.

There are multiple factors considered in determining whether a decline in the market value of a security is an other-than-temporary impairment, including but not limited to (1) the condition of the issuers, (2) Prosperity’s liquidity and capital position and (3) Prosperity’s intent and ability to hold the preferred stocks for a reasonable period of time sufficient for a forecasted recovery. As of the date of this release, Prosperity is continuing to review additional data and assumptions concerning these factors and the decrease in market value of the Fannie Mae and Freddie Mac preferred stocks as of December 31, 2007.

Based on such review, if Prosperity determines that the Fannie Mae and Freddie Mac preferred stocks are other-than-temporary impaired, Prosperity will be required to take a non-cash impairment charge as of December 31, 2007 of approximately $10.0 million pre-tax and $6.5 million after-tax. As reflected in the table below, such an impairment charge would decrease net income, earnings per share and related ratios, but would have no effect on our shareholders’ equity, tangible equity or regulatory capital. Currently, the decline in the market value of the preferred stock is recorded as an unrealized mark-to-market loss on available-for-sale securities and reflected as a reduction to shareholders’ equity through accumulated other comprehensive loss.

	As reported: 3 months ended Dec 31, 2007	As adjusted for possible charge: 3 months ended Dec 31, 2007	As reported: 12 months ended Dec 31, 2007	As adjusted for possible charge: 12 months ended Dec 31, 2007
Net Income (in thousands)	$23,565	$17,081	$90,635	$84,151
Return on average assets	1.52%	1.11%	1.49%	1.38%
Return on common equity	8.40%	6.09%	8.72%	8.09%
Return on tangible common equity	28.73%	20.82%	32.34%	30.03%
Earnings per share (basic)	$0.53	$0.39	$2.11	$1.96
Earnings per share (diluted)	0.53	0.38	2.09	1.94
Shareholders’ equity (in thousands)	1,127,431	1,127,431	1,127,431	1,127,431

At December 31, 2007, Prosperity’s securities portfolio totaled $1.9 billion, with a total unrealized loss of $7.4 million, including the securities mentioned above, and had an effective duration of 3.2 years with an average life of 4.08 years.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 25, 2008 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity’s fourth quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-894-5910. The reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter Results and Webcast” link.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The banking centers had an aggregate of approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Acquisition of The Bank of Navasota, N.A.

On August 31, 2007, Prosperity completed its previously announced acquisition of The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between Prosperity’s banking centers in northwest Houston, including Hempstead, and its five locations in Bryan-College Station. The Bank of Navasota operated one (1) banking office in Navasota, Grimes County, Texas, which became a full service banking center of Prosperity Bank. As of August 31, 2007, The Bank of Navasota reported total assets of approximately $72.3 million, loans of approximately $31.5 million, deposits of approximately $63.1 million and shareholders’ equity of approximately $8.9 million.

In connection with the acquisition, Prosperity issued approximately 251,454 shares of its common stock and paid approximately $8.625 million in cash for all outstanding shares of The Bank Navasota.

Acquisition of Texas United Bancshares, Inc.

On January 31, 2007, Prosperity completed its previously announced acquisition of Texas United Bancshares, Inc. Immediately following this acquisition, TXUI’s subsidiaries, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, were merged into Prosperity Bank®. At December 31, 2006, on a consolidated basis, TXUI had total assets of approximately $1.806 billion, loans of approximately $1.212 billion, deposits of approximately $1.362 billion and shareholders’ equity of approximately $161.9 million.

In conjunction with the acquisition, Prosperity issued approximately 10,770,000 shares of its common stock for all outstanding shares of Texas United common stock, and converted approximately 180,000 outstanding options to acquire TXUI common stock into options to acquire the same number of shares of PRSP common stock. All remaining options to acquire TXUI common stock were redeemed for cash.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.4 billion Houston, Texas based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2007 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred thirty (130) full service banking locations and one (1) loan production office; forty-six (46) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-six (26) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-three (23) in the Central Texas area including Austin and Bryan/College Station and one (1) loan production office in San Antonio.

Prosperity Bank® operates the following full service banking centers:

Central Texas	Kiest	Hillcroft	Woodlawn
Area -	Preston Road	Holcombe	Water Street
	Red Oak	Little York
Austin -	The Colony	Long Point	Other South Texas
Allandale	Turtle Creek	Medical Center	Locations -
Cedar Park	Westmoreland	Memorial Drive	Alice
Congress		Pecan Grove	Aransas Pass
183	Fort Worth -	River Oaks	Bay City
Lakeway	Haltom City	Sugar Land	Beeville
Liberty Hill	Keller	SW Medical Center	Cuero
Oak Hill	Roanoke	Tanglewood	East Bernard
Research Blvd	Stockyards	Uptown	Edna
Round Rock		Waugh Drive	El Campo
	Other Dallas/Fort	Westheimer	Goliad
Bryan/College	Worth Locations -	Woodcreek	Gonzales
Station -	Azle		Hallettsville
Bryan	Blooming Grove	Other Houston Area	Kingsville
Bryan- East	Corsicana	Locations -	Mathis
Bryan- North	Ennis	Angleton	Palacios
College Station	Gainesville	Cinco Ranch	Pleasanton
Wellborn Road	Mesquite	Cleveland	Port Aransas
Navasota	Muenster	Dayton	Port Lavaca
	Sanger	Galveston	Portland
Other Central	Waxahachie	Hempstead	Rockport
Texas Locations -		Hitchcock	Seguin
Caldwell	East Texas Area -	Katy	Sinton
Dime Box	Crockett	Liberty	Victoria
Flatonia	Grapeland	Magnolia	Victoria - North
La Grange		Mont Belvieu	Wharton
Lexington	Houston Area -	Needville	Yoakum
New Braunfels		Sweeny	Yorktown
Schulenburg	Houston -	Tomball
Weimar	Aldine	Waller
	Bellaire	West Columbia
Dallas/Fort Worth	CityWest	Winnie
Area -	Clear Lake	Wirt
Copperfield
Dallas -	Cypress	South Texas Area -
Abrams Centre	Downtown
Balch Springs	Fairfield	Corpus Christi -
Camp Wisdom	Gessner	Airline
Cedar Hill	Gladebrook	Carmel
Central Expressway	Harrisburg	Everhart
Frisco	Heights	Northwest
Frisco - West	Highway 6 West	Saratoga

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$85,441	$62,893	$340,608	$231,739
Total interest expense	33,807	26,487	140,173	93,594

Net interest income	51,634	36,406	200,435	138,145
Provision for credit losses	120	144	760	504

Net interest income after provision for credit losses	51,514	36,262	199,675	137,641
Total non-interest income	13,248	8,241	52,923	33,982
Total non-interest expense	29,438	19,192	116,868	77,669

Net income before taxes	35,324	25,311	135,730	93,954
Provision for federal income taxes	11,759	8,709	45,095	32,229

Net income	$23,565	$16,602	$90,635	$61,725

Basic earnings per share	$0.53	$0.51	$2.11	$1.96

Diluted earnings per share	$0.53	$0.50	$2.09	$1.94

Period end shares outstanding	44,151	32,793	44,151	32,793
Weighted average shares outstanding (basic)	44,133	32,791	42,928	31,491
Weighted average shares outstanding (diluted)	44,420	33,199	43,310	31,893

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,136,515	$2,203,459	$3,092,797	$2,037,379
Investment securities	1,801,443	1,576,469	1,849,613	1,612,221
Federal funds sold and other earning assets	111,059	83,966	71,462	32,522

Total earning assets	5,049,017	3,863,894	5,013,872	3,682,122
Allowance for credit losses	(34,595)	(24,034)	(34,705)	(22,476)
Cash and due from banks	141,696	90,942	142,645	90,246
Goodwill	746,427	425,072	717,419	383,543
Core deposit intangibles (CDI)	47,372	23,652	42,314	23,377
Other real estate	5,622	125	2,451	118
Fixed assets, net	120,720	63,618	117,024	61,948
Other assets	106,099	64,019	93,044	64,917

Total assets	$6,182,358	$4,507,288	$6,094,064	$4,283,795

Non-interest bearing deposits	$1,182,179	$822,458	$1,143,114	$783,431
Interest bearing deposits	3,602,925	2,813,906	3,584,405	2,665,669

Total deposits	4,785,104	3,636,364	4,727,519	3,449,100
Securities sold under repurchase agreements	66,538	47,361	71,165	45,488
Federal funds purchased and interest bearing liabilities	41,106	31,044	83,478	64,052
Junior subordinated debentures	112,885	100,519	124,613	92,271
Other liabilities	54,839	33,420	47,334	30,172
Shareholders’ equity (A)	1,121,886	658,580	1,039,955	602,712

Total liabilities and equity	$6,182,358	$4,507,288	$6,094,064	$4,283,795

(A)

Includes ($2,287) and ($3,545) in after tax unrealized (losses) on available for sale securities for the three month periods ending December 31, 2007 and December 31, 2006, respectively, and ($2,418) and ($4,228) for the twelve month periods ending December 31, 2007 and December 31, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$61,682	$43,741	$247,600	$157,426
Interest on securities	22,446	18,034	89,467	72,632
Interest on federal funds sold and other earning assets	1,313	1,118	3,541	1,681

Total interest income	85,441	62,893	340,608	231,739

Interest expense - deposits	30,354	23,455	122,682	80,942
Interest expense - debentures	2,206	2,095	10,058	7,592
Interest expense - other	1,247	937	7,433	5,060

Total interest expense	33,807	26,487	140,173	93,594

Net interest income (B)	51,634	36,406	200,435	138,145
Provision for credit losses	120	144	760	504

Net interest income after provision for credit losses	51,514	36,262	199,675	137,641

Service charges on deposit accounts	11,029	6,769	40,937	27,379
Net gain on sale of assets	85	44	819	622
Brokered mortgage income	105	178	679	839
Net gain on sale of securities	28	0	86	0
Net gain on sale of held for sale loans	132	0	1,334	0
Other non-interest income	1,869	1,250	9,068	5,142

Total non-interest income	13,248	8,241	52,923	33,982

Salaries and benefits (C)	15,747	10,103	63,910	41,298
CDI amortization	2,620	1,253	9,917	4,869
Net occupancy and equipment	2,775	2,070	10,534	7,884
Depreciation	1,955	1,281	7,611	5,048
Data processing and software amortization	1,123	884	4,570	3,612
Other non-interest expense	5,218	3,601	20,326	14,958

Total non-interest expense	29,438	19,192	116,868	77,669
Net income before taxes	35,324	25,311	135,730	93,954
Federal income taxes	11,759	8,709	45,095	32,229

Net income available to common shareholders	$23,565	$16,602	$90,635	$61,725

(B)

Net interest income on a tax equivalent basis would be $52,467 and $36,891 for the three months ended December 31, 2007 and December 31, 2006, respectively, and $203,554 and $139,961 for the twelve months ended December 31, 2007 and December 31, 2006, respectively.

(C)

Salaries and benefits includes equity compensation expenses of $477 and $244 for the three months ended December 31, 2007 and December 31, 2006, respectively, and $1,968 and $850 for the twelve months ended December 31, 2007 and December 31, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended as of		Twelve Months Ended for the
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees – FTE	1,359	908	1,359	908

Book value per share	$25.54	$20.26	$25.54	$20.26
Tangible book value per share	$7.42	$6.62	$7.42	$6.62

Period end shares outstanding	44,151	32,793	44,151	32,793
Weighted average shares outstanding (basic)	44,133	32,791	42,928	31,491
Weighted average shares outstanding (diluted)	44,420	33,199	43,310	31,893

Non-accrual loans	$1,035	$181	$1,035	$181
Accruing loans 90 or more days past due	4,092	767	4,092	767
Restructured loans	0	0	0	0

Total non-performing loans	5,127	948	5,127	948
Repossessed assets	56	32	56	32
Other real estate	10,207	140	10,207	140

Total non-performing assets	$15,390	$1,120	$15,390	$1,120

Allowance for credit losses at end of period	$32,543	$23,990	$32,543	$23,990

Net charge-offs	$3,113	$247	$5,593	$771

Basic earnings per share	$0.53	$0.51	$2.11	$1.96

Diluted earnings per share	$0.53	$0.50	$2.09	$1.94

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Twelve Months Ended
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.52%	1.47%	1.49%	1.44%
Return on average common equity (annualized)	8.40%	10.08%	8.72%	10.24%
Return on average tangible common equity (annualized)	28.73%	31.64%	32.34%	31.53%
Net interest margin (tax equivalent) (annualized)	4.12%	3.79%	4.06%	3.80%
Efficiency ratio (D)	45.45%	43.03%	46.29%	45.29%

Asset Quality Ratios

Non-performing assets to average earning assets	0.30%	0.03%	0.31%	0.03%
Non-performing assets to loans and other real estate	0.49%	0.05%	0.49%	0.05%
Net charge-offs to average loans	0.10%	0.01%	0.18%	0.04%
Allowance for credit losses to total loans	1.04%	1.10%	1.04%	1.10%

Common Stock Market Price

High	$35.07	$35.38	$37.11	$36.16

Low	$28.18	$32.54	$27.70	$28.50

Period end market price	$29.39	$34.51	$29.39	$34.51

(D)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Dec 31, 2007		Sept 30, 2007		June 30, 2007		Mar 31, 2007
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)

Loan Portfolio

Commercial	$453,644	14.5%	$445,132	14.2%	$473,526	14.9%	$474,127	14.6%
Construction	683,171	21.7%	708,355	22.7%	715,385	22.5%	752,790	23.2%
1-4 family residential	526,338	16.7%	527,176	16.9%	527,233	16.5%	519,532	16.0%
Home equity	93,877	3.0%	94,861	3.0%	94,960	3.0%	93,348	2.9%
Commercial real estate	1,148,709	36.6%	1,108,254	35.4%	1,127,304	35.4%	1,166,638	35.9%
Agriculture	114,019	3.6%	115,619	3.7%	117,043	3.7%	109,521	3.4%
Consumer	123,213	3.9%	128,158	4.1%	125,725	4.0%	131,752	4.0%

Total Loans	$3,142,971		$3,127,555		$3,181,176		$3,247,708

Deposit Types

Non-interest bearing DDA	$1,168,069	23.5%	$1,165,089	24.4%	$1,184,172	24.8%	$1,188,741	24.1%
Interest bearing DDA	1,004,761	20.2%	809,459	16.9%	804,961	16.8%	868,481	17.6%
Money Market	970,112	19.5%	997,250	20.9%	992,091	20.8%	1,037,960	21.1%
Savings	223,161	4.5%	225,831	4.7%	227,679	4.8%	233,505	4.7%
Time < $ 100	791,818	16.0%	800,400	16.7%	786,578	16.5%	806,295	16.4%
Time > $ 100	808,486	16.3%	785,985	16.4%	780,901	16.3%	793,258	16.1%

Total Deposits	$4,966,407		$4,784,014		$4,776,382		$4,928,240

Loan to Deposit Ratio	63.3%		65.4%		66.6%		65.9%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Dec 31, 2007	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,142,971	$3,127,555	$3,181,176	$3,247,708	$2,176,507
Investment securities (E)	1,857,606	1,804,326	1,818,723	1,886,294	1,590,303
Federal funds sold and other earning assets	193,043	101,173	32,243	66,457	154,040

Total earning assets	5,193,620	5,033,054	5,032,142	5,200,459	3,920,850
Allowance for credit losses	(32,543)	(35,536)	(36,129)	(36,341)	(23,990)
Cash and due from banks	178,247	141,662	153,854	135,497	116,078
Goodwill	753,909	745,650	736,624	739,328	424,339
Core deposit intangibles	46,069	48,689	49,317	51,883	23,032
Other real estate	10,207	1,460	3,637	2,138	140
Fixed assets, net	120,044	120,794	120,810	118,287	63,057
Other assets	106,281	114,751	124,659	115,448	63,263

Total assets	$6,375,834	$6,170,524	$6,184,914	$6,326,699	$4,586,769

Non-Interest bearing deposits	$1,168,069	$1,165,089	$1,184,172	$1,188,741	$835,876
Interest bearing deposits	3,798,338	3,618,925	3,592,210	3,739,499	2,889,802

Total deposits	4,966,407	4,784,014	4,776,382	4,928,240	3,725,678
Securities sold under repurchase agreements	84,581	79,484	86,035	73,916	47,225
Federal funds purchased and other interest bearing liabilities	31,466	31,988	59,499	65,621	26,408
Junior subordinated debentures	112,885	112,885	120,617	145,360	100,519
Other liabilities	53,064	50,908	60,805	46,993	22,528

Total liabilities	5,248,403	5,059,279	5,103,338	5,260,130	3,922,358
Shareholders’ equity (F)	1,127,431	1,111,245	1,081,576	1,066,569	664,411

Total liabilities and equity	$6,375,834	$6,170,524	$6,184,914	$6,326,699	$4,586,769

(E)

Includes ($7,795), ($2,924), ($5,111), ($2,435) and ($4,538) in unrealized (losses) on available for sale securities for the quarterly periods ending December 31, 2007, September 30, 2007 June 30, 2007, March 31, 2007 and December 31, 2006, respectively.

(F)

Includes ($5,067), ($1,901), ($3,322), ($1,583) and ($2,950) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

		Three Months Ended
	Dec 31, 2007	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.52%	1.53%	1.47%	1.40%	1.47%
Return on average common equity (annualized)	8.40%	8.67%	8.54%	8.71%	10.08%
Return on average tangible common equity (annualized)	28.73%	30.53%	32.04%	31.24%	31.64%
Net interest margin (tax equivalent) (annualized)	4.12%	4.07%	4.09%	3.93%	3.79%

Employees - FTE	1,359	1,369	1,408	1,432	908

Efficiency ratio	45.45%	46.41%	46.19%	47.23%	43.03%

Non-performing assets to average earning assets	0.30%	0.19%	0.22%	0.09%	0.03%
Non-performing assets to loans and other real estate	0.49%	0.30%	0.35%	0.13%	0.05%
Net charge-offs to average loans	0.10%	0.04%	0.02%	0.02%	0.01%
Allowance for credit losses to total loans	1.04%	1.14%	1.14%	1.12%	1.10%

Tier 1 risk-based capital	13.12%	13.03%	12.36%	12.08%	13.55%

Total risk-based capital	14.10%	14.11%	14.18%	13.13%	14.58%

Tier 1 leverage capital	8.09%	7.83%	7.57%	8.31%	7.76%

Tangible equity to tangible assets	5.87%	5.89%	5.48%	4.97%	5.24%

Equity to assets	17.68%	18.01%	17.49%	16.86%	14.49%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,136,515	$61,682	7.80%
Investment securities	1,801,443	22,446	4.98%
Federal funds sold and other temporary investments	111,059	1,313	4.69%

Total interest earning assets	5,049,017	$85,441	6.71%

Allowance for credit losses	(34,595)
Non-interest earning assets	1,167,936

Total assets	$6,182,358

Interest Bearing Liabilities:
Interest bearing demand deposits	$826,751	$3,510	1.68%
Savings and money market deposits	1,189,161	8,289	2.77%
Certificates and other time deposits	1,587,013	18,555	4.64%
Securities sold under repurchase	66,538	707	4.22%
Federal funds purchased and other borrowings	41,106	540	5.21%
Junior subordinated debentures	112,885	2,206	7.75%

Total interest bearing liabilities	3,823,454	$33,807	3.51%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	1,182,179
Other liabilities	54,839

Total liabilities	5,060,472
Shareholders’ equity	1,121,886

Total liabilities and shareholders’ equity	$6,182,358

Net Interest Income & Margin		$51,634	4.06%

Net Interest Income & Margin (tax equivalent)		$52,467	4.12%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$2,203,459	$43,741	7.88%
Investment securities	1,576,469	18,034	4.58%
Federal funds sold and other temporary investments	83,966	1,118	5.28%

Total interest earning assets	3,863,894	$62,893	6.46%

Allowance for credit losses	(24,034)
Non-interest earning assets	667,428

Total assets	$4,507,288

Interest Bearing Liabilities:
Interest bearing demand deposits	$647,012	$3,490	2.14%
Savings and money market deposits	989,484	7,148	2.87%
Certificates and other time deposits	1,177,410	12,817	4.32%
Securities sold under repurchase agreements	47,361	528	4.42%
Federal funds purchased and other borrowings	31,044	409	5.23%
Junior subordinated debentures	100,519	2,095	8.27%

Total Interest Bearing liabilities	2,992,830	$26,487	3.51%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	822,458
Other liabilities	33,420

Total liabilities	3,848,708
Shareholders’ equity	658,580

Total liabilities and shareholders’ equity	$4,507,288

Net Interest Income & Margin		$36,406	3.74%

Net Interest Income & Margin (tax equivalent)		$36,891	3.79%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended December 31, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield /Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,092,797	$247,600	8.01%
Investment securities	1,849,613	89,467	4.84%
Federal funds sold and other temporary investments	71,462	3,541	4.96%

Total interest earning assets	5,013,872	$340,608	6.79%

Allowance for credit losses	(34,705)
Non-interest earning assets	1,114,897

Total assets	$6,094,064

Interest Bearing Liabilities:
Interest bearing demand deposits	$829,757	$16,313	1.97%
Savings and money market deposits	1,205,584	35,089	2.91%
Certificates and other time deposits	1,549,064	71,280	4.60%
Securities sold under repurchase agreements	71,165	3,026	4.25%
Federal funds purchased and other borrowings	83,478	4,407	5.28%
Junior subordinated debentures	124,613	10,058	8.07%

Total interest bearing liabilities	3,863,661	$140,173	3.63%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	1,143,114
Other liabilities	47,334

Total liabilities	5,054,109
Shareholders’ equity	1,039,955

Total liabilities and shareholders’ equity	$6,094,064

Net Interest Income & Margin		$200,435	4.00%

Net Interest Income & Margin (tax equivalent)		$203,554	4.06%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended Dec 31, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield /Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$2,037,379	$157,426	7.73%
Investment securities	1,612,221	72,632	4.51%
Federal funds sold and other temporary investments	32,522	1,681	5.17%

Total interest earning assets	3,682,122	$231,739	6.29%

Allowance for credit losses	(22,476)
Non-interest earning assets	624,149

Total assets	$4,283,795

Interest Bearing Liabilities:
Interest bearing demand deposits	$602,946	$11,440	1.90%
Savings and money market deposits	897,667	23,539	2.62%
Certificates and other time deposits	1,165,056	45,963	3.95%
Securities sold under repurchase agreements	45,488	1,820	4.00%
Federal funds purchased and other borrowings	64,052	3,240	5.06%
Junior subordinated debentures	92,271	7,592	8.23%

Total interest bearing liabilities	2,867,480	$93,594	3.26%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	783,431
Other liabilities	30,172

Total liabilities	3,681,083
Shareholders’ equity	602,712

Total liabilities and shareholders’ equity	$4,283,795

Net Interest Income & Margin		$138,145	3.75%

Net Interest Income & Margin (tax equivalent)		$139,961	3.80%